Exhibit 99.1
FLEETCOR Reports First Quarter 2020 Financial Results

Atlanta, Ga., May 7, 2020 — FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global provider of commercial payment solutions, today reported financial results for its first quarter of 2020.
“We managed a pretty good Q1 result, particularly considering the current environment, with adjusted net income per diluted share finishing at $3.00, up 12%. January and February revenue started quite well, 8% and 8% growth respectively, prior to experiencing the mid-March shutdowns,” said Ron Clarke, chairman and chief executive officer, FLEETCOR Technologies, Inc.
“Like many companies, we have reset our priorities to reflect the situation we are in. Initially, we responded with a series of safety, liquidity, business continuity, and credit actions at the start of the initial outbreak. And now we're re-planning business expense levels, our go-to-market approach, and growth priorities to better fit what we are seeing now,” concluded Clarke.

Financial Results for First Quarter of 2020:
GAAP Results
•Total revenues increased 6% to $661.1 million in the first quarter of 2020, compared to $621.8 million in the first quarter of 2019.
•Net income decreased 15% to $147.1 million in the first quarter of 2020, compared to $172.1 million in the first quarter of 2019. Included in the first quarter of 2020 was a one-time loss of $90.1 million related to a customer receivable in our foreign currency trading business.
•Net income per diluted share decreased 14% to $1.67 in the first quarter of 2020, compared to $1.93 per diluted share in the first quarter of 2019. Included in the first quarter of 2020 results was a $0.74 per diluted share one-time loss related to a customer receivable in our foreign currency trading business.
Non-GAAP Results1
•Adjusted net income1 increased 11% to $264.5 million in the first quarter of 2020, compared to $238.4 million in the first quarter of 2019.
•Adjusted net income per diluted share1 increased 12% to $3.00 in the first quarter of 2020, compared to $2.67 per diluted share in the first quarter of 2019.
“The first quarter of 2020 was another good quarter for the Company driven primarily by solid performance in January and February, which then significantly softened in March due to the COVID-19 virus related shut downs around the world. The macro-economic environment came in worse than expected during the quarter, which negatively impacted revenue by approximately $6 million versus the first quarter of 2019. In addition, due to the extraordinary impact of the COVID-19 pandemic, our Cambridge business experienced a $90 million, bad debt loss in the first quarter, resulting from a large client entering voluntary bankruptcy. We view this as truly a one off event, as the business has experienced less than 1.5% bad debt as a percentage of revenue for as far back as we have data,” said Eric Dey, chief financial officer, FLEETCOR Technologies, Inc.”

2020 Outlook:
“We have been closely monitoring the impact that the COVID-19 outbreak has had on our global business. As a result of the unprecedented conditions across all of our markets, we have decided to suspend our full-year 2020 guidance, there is simply too much uncertainty regarding the resumption of business activity around the world to accurately predict what our volumes could be in the second quarter and rest of the year.
We expect that the second quarter will be the lowest in terms of volume and revenue, and as business activity starts to recover around the world, volumes should build throughout the year, resulting in higher revenue and earnings in the third and fourth quarters,” concluded Dey.

1Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibits 2-3 and 5, and segment information is provided in Exhibit 4.

Conference Call
The Company will host a conference call to discuss first quarter 2020 financial results today at 5:30 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Eric Dey, chief financial officer and Jim Eglseder, investor relations. The conference call can be accessed live via webcast from the Company's investor relations website at http://investor.fleetcor.com. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 3908998. The replay will be available until Tuesday, May 14, 2020. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR's beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project," "expect," "may," "will," "would," "could" or "should," the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to macro- economic conditions, including the effects of global, political, market, health and other conditions, including the impact of the coronavirus (COVID-19), expected growth opportunities and strategies, and estimated impact of these conditions on our operations and financial results, revenue and earnings guidance and assumptions underlying financial guidance. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as the impact of global, political, market, health, and other conditions, including the impact of the coronavirus (COVID-19); regulatory measures or voluntary actions, including social distancing, shelter-in-place, shutdowns of nonessential businesses and similar measures imposed or undertaken in an effort to combat the spread of the coronavirus (COVID-19); adverse outcomes with respect to current and future legal proceedings, including without limitation, the FTC lawsuit, or actions of governmental or quasi-governmental bodies or standards or industry organizations with respect to our payment cards; fuel price and spread volatility; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new customer arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such customer arrangements or acquired businesses; failure to successfully expand business internationally, including the potential impact to our business as a result of the United Kingdom’s referendum to leave the European Union, risks related to litigation; as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2019 and Form 10-Q for the quarter ended March 31, 2020. FLEETCOR believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FLEETCOR does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments except as specifically stated in this press release or to the extent required by law.

About Non-GAAP Financial Measures
Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts and intangible assets, amortization of the premium recognized on the purchase of receivables, and our proportionate share of amortization of intangible assets at our equity method investment, (c) integration and deal related costs, and (d) other non-recurring items, including unusual losses occurring due largely to COVID-19, the impact of the Tax Act, impairment charges, asset write-offs, restructuring costs, gains due to disposition of assets and a business, loss on extinguishment of debt, legal settlements/litigation, and the unauthorized access impact. We calculate adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted net income is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also believe one-time non-recurring expenses, gains, losses, and impairment charges do not necessarily reflect how our investments and business are performing. Reconciliations of GAAP results to non-GAAP results are provided in the attached exhibit 1. A reconciliation of GAAP to non-GAAP product revenue organic growth calculation is provided in the attached exhibit 5.
Management uses adjusted net income:
a.as measurement of operating performance because it assists us in comparing our operating performance on a consistent basis;
b.for planning purposes, including the preparation of our internal annual operating budget;
c.to allocate resources to enhance the financial performance of our business; and
d.to evaluate the performance and effectiveness of our operational strategies.
We believe adjusted net income and adjusted net income per diluted share are key measures used by the Company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FLEETCOR
FLEETCOR Technologies (NYSE: FLT) is a leading global provider of commercial payment solutions. The Company helps businesses of all sizes better control, simplify and secure payment of their fuel, toll, lodging and other general payables. With its proprietary payment acceptance networks, FLEETCOR provides affiliated merchants with incremental sales and loyalty. FLEETCOR serves businesses, partners and merchants in North America, Latin America, Europe, and Asia Pacific. For more information, please visit www.FLEETCOR.com.

Contact
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
Revenues, net	$661,093	$621,825
Expenses:
Processing	233,703	129,114
Selling	55,859	49,261
General and administrative	106,110	92,784
Depreciation and amortization	64,476	67,445
Other operating, net	(38)	(955)
Operating income	200,983	284,176
Investment loss	2,371	15,660
Other (income) expense, net	(9,366)	220
Interest expense, net	35,679	39,055
Total other expense	28,684	54,935
Income before income taxes	172,299	229,241
Provision for income taxes	25,239	57,134
Net income	$147,060	$172,107
Basic earnings per share	$1.73	$2.00
Diluted earnings per share	$1.67	$1.93
Weighted average shares outstanding:
Basic shares	84,902	85,941
Diluted shares	88,205	89,244

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	March 31, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,070,681	$1,271,494
Restricted cash	481,555	403,743
Accounts and other receivables (less allowance for credit losses of $74,828 at March 31, 2020 and $70,890 at December 31, 2019, respectively)	1,338,056	1,568,961
Securitized accounts receivable — restricted for securitization investors	819,000	970,973
Prepaid expenses and other current assets	419,720	403,400
Total current assets	4,129,012	4,618,571
Property and equipment, net	183,229	199,825
Goodwill	4,583,881	4,833,047
Other intangibles, net	2,169,742	2,341,882
Investments	28,068	30,440
Other assets	216,218	224,776
Total assets	$11,310,150	$12,248,541
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,058,713	$1,249,586
Accrued expenses	250,232	275,511
Customer deposits	906,065	1,007,631
Securitization facility	819,000	970,973
Current portion of notes payable and lines of credit	1,094,470	775,865
Other current liabilities	331,596	183,502
Total current liabilities	4,460,076	4,463,068
Notes payable and other obligations, less current portion	3,246,241	3,289,947
Deferred income taxes	486,551	519,980
Other noncurrent liabilities	321,053	263,930
Total noncurrent liabilities	4,053,845	4,073,857
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized; 125,244,634 shares issued and 83,770,697 shares outstanding at March 31, 2020; and 124,626,786 shares issued and 85,342,156 shares outstanding at December 31, 2019	125	124
Additional paid-in capital	2,657,169	2,494,721
Retained earnings	4,859,789	4,712,729
Accumulated other comprehensive loss	(1,592,124)	(972,465)
Less treasury stock, 41,473,937 shares at March 31, 2020 and 39,284,630 shares at December 31, 2019	(3,128,730)	(2,523,493)
Total stockholders’ equity	2,796,229	3,711,616
Total liabilities and stockholders’ equity	$11,310,150	$12,248,541

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2020	2019
Operating activities
Net income	$147,060	$172,107
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,788	15,132
Stock-based compensation	14,175	12,541
Provision for losses on accounts receivable	117,746	22,164
Amortization of deferred financing costs and discounts	1,354	1,205
Amortization of intangible assets and premium on receivables	48,688	52,313
Deferred income taxes	(7,322)	(2,696)
Investment loss	2,371	15,660
Other non-cash operating income	(38)	(1,574)
Changes in operating assets and liabilities (net of acquisitions/dispositions):
Accounts and other receivables	156,052	(302,395)
Prepaid expenses and other current assets	(45,149)	644
Other assets	(3,046)	(14,517)
Accounts payable, accrued expenses and customer deposits	(27,646)	326,910
Net cash provided by operating activities	420,033	297,494
Investing activities
Acquisitions, net of cash acquired	(467)	—
Purchases of property and equipment	(18,257)	(14,506)
Net cash used in investing activities	(18,724)	(14,506)
Financing activities
Proceeds from issuance of common stock	73,274	29,795
Repurchase of common stock	(530,237)	(3,322)
(Payments) borrowings on securitization facility, net	(151,973)	56,000
Deferred financing costs paid and debt discount	—	(284)
Proceeds from notes payable	—	—
Principal payments on notes payable	(51,722)	(32,438)
Borrowings from revolver	573,500	—
Payments on revolver	(204,460)	(353,638)
(Payments) borrowings on swing line of credit, net	(22,741)	31,032
Other	(92)	(63)
Net cash used in financing activities	(314,451)	(272,918)
Effect of foreign currency exchange rates on cash	(209,859)	(2,392)
Net (decrease) increase in cash and cash equivalents and restricted cash	(123,001)	7,678
Cash and cash equivalents and restricted cash, beginning of period	1,675,237	1,364,893
Cash and cash equivalents and restricted cash, end of period	$1,552,236	$1,372,571
Supplemental cash flow information
Cash paid for interest	$40,394	$46,904
Cash paid for income taxes	$32,939	$17,894

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:*

	Three Months Ended March 31,
	2020	2019
Net income	$147,060	$172,107

Stock based compensation	14,175	12,541
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	50,042	53,518
Investment loss	2,371	15,660
Integration and deal related costs[2]	3,365	—
Legal settlements/litigation	(5,981)	—
Write-off of customer receivable	90,058	—
Total pre-tax adjustments	154,030	81,719
Income tax impact of pre-tax adjustments at the effective tax rate[1]	(36,595)	(15,411)
Adjusted net income	$264,495	$238,415
Adjusted net income per diluted share	$3.00	$2.67
Diluted shares	88,205	89,244

[1] Excludes the results of the Company's investment in 2019 on our effective tax rate, as results from Masternaut investment are reported within the consolidated statements of income on a post-tax basis and there is no tax-over-book outside basis difference.

[2] Beginning in the first quarter of 2020, the Company included integration and deal related costs in its definition to calculate adjusted net income and adjusted net income per diluted share. Prior period amounts were approximately $1.6 million, which we consider immaterial.

*Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Product Category and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per transaction)
(Unaudited)

The following table presents revenue and revenue per key performance metric by product category.*
	As Reported				Pro Forma and Macro Adjusted[3]
	Three Months Ended March 31,				Three Months Ended March 31,
	2020	2019	Change	% Change	2020	2019	Change	% Change
FUEL
'- Revenues, net[1]	$292.1	$283.0	$9.1	3%	$280.6	$275.3	$5.3	2%
'- Transactions[1]	118.4	121.2	(2.8)	(2)%	118.4	118.7	(0.3)	—%
'- Revenues, net per transaction	$2.47	$2.33	$0.13	6%	$2.37	$2.32	$0.05	2%
CORPORATE PAYMENTS
'- Revenues, net	$119.9	$96.4	$23.6	24%	$120.9	$100.7	$20.2	20%
'- Spend volume[4]	$17,917	$15,529	$2,388	15%	$17,917	$15,922	$1,996	13%
'- Revenues, net per spend $	0.67%	0.62%	0.05%	8%	0.67%	0.63%	0.04%	7%
TOLLS
'- Revenues, net[1]	$83.0	$88.9	$(5.9)	(7)%	$97.4	$88.9	$8.5	10%
'- Tags (average monthly)	5.4	5.0	0.5	10%	5.4	5.0	0.5	10%
'- Revenues, net per tag	$15.28	$17.94	$(2.67)	(15)%	$17.94	$17.94	$—	—%
LODGING
'- Revenues, net	$57.0	$41.8	$15.2	36%	$57.0	$54.2	$2.8	5%
'- Room nights	5.9	4.0	1.9	48%	5.9	6.2	(0.3)	(5)%
'- Revenues, net per room night	$9.68	$10.48	$(0.80)	(8)%	$9.68	$8.76	$0.92	10%
GIFT
'- Revenues, net	$42.4	$48.4	$(6.0)	(12)%	$42.4	$48.4	$(6.0)	(13)%
'- Transactions	281.9	330.8	(48.9)	(15)%	281.9	330.8	(48.9)	(15)%
'- Revenues, net per transaction	$0.15	$0.15	$—	3%	$0.15	$0.15	$—	3%
OTHER[2]
'- Revenues, net[1]	$66.7	$63.4	$3.3	5%	$68.4	$68.7	$(0.3)	—%
'- Transactions[1]	12.0	12.4	(0.5)	(4)%	12.0	14.4	(2.4)	(17)%
'- Revenues, net per transaction	$5.58	$5.10	$0.48	9%	$5.72	$4.77	$0.95	20%
FLEETCOR CONSOLIDATED REVENUES
'- Revenues, net	$661.1	$621.8	$39.3	6%	$666.8	$636.2	$30.6	5%

[1] Reflects certain reclassifications of revenue between product categories as the Company realigned its corporate payments business, resulting in reclassification of payroll paycard revenue from corporate payments to other.

[2] Other includes telematics, maintenance, food, transportation and payroll card related businesses.
[3] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by product and metrics, non-GAAP measures, to the GAAP equivalent.
*Columns may not calculate due to rounding.

 Exhibit 3
Revenues by Geography and Product
(In millions)
(Unaudited)

Revenue by Geography*	Three Months Ended March 31,
	2020	%	2019	%
US	$398	60%	$371	60%
Brazil	99	15%	106	17%
UK	74	11%	68	11%
Other	91	14%	77	12%
Consolidated Revenues, net	$661	100%	$622	100%
*Columns may not calculate due to rounding.

Revenue by Product Category*[1]	Three Months Ended March 31,
	2020	%	2019	%
Fuel	$292	43%	$283	46%
Corporate Payments	120	18%	96	15%
Tolls	83	13%	89	14%
Lodging	57	9%	42	7%
Gift	42	6%	48	8%
Other	67	10%	63	10%
Consolidated Revenues, net	$661	100%	$622	100%
*Columns may not calculate due to rounding.

[1] Reflects certain reclassifications of revenue between product categories as the Company realigned its corporate payments business into product lines, resulting in reclassification of payroll paycard revenue from corporate payments to other.

Exhibit 4
Segment Results
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019[1]
Revenues, net:
North America	$434,692	$396,899
Brazil	98,978	105,699
International	127,423	119,227
	$661,093	$621,825
Operating income:
North America	$85,740	$172,379
Brazil	39,442	42,154
International	75,801	69,643
	$200,983	$284,176
Depreciation and amortization:
North America	$37,976	$38,292
Brazil	14,589	16,794
International	11,911	12,359
	$64,476	$67,445
Capital expenditures:
North America	$11,264	$8,377
Brazil	3,331	4,154
International	3,662	1,975
	$18,257	$14,506

[1]The Company has historically had two reportable segments, North America and International. In the first quarter of 2020, in order to better align with changes in business models and management reporting, the Company has broken out Brazil as a third segment, which was previously reported in the International segment. The presentation of segment information has been recast for the prior quarters to align with segment presentation for the three months ended March 31, 2020.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric by Product to GAAP
(In millions)
(Unaudited)

	Revenue		Key Performance Metric
	Three Months Ended March 31,		Three Months Ended March 31,
	2020*	2019*	2020*	2019*
FUEL - TRANSACTIONS
Pro forma and macro adjusted	$280.6	$275.3	118.4	118.7
Impact of acquisitions/dispositions/Uber	—	7.7	—	2.5
Impact of fuel prices/spread	15.4	—	—	—
Impact of foreign exchange rates	(3.9)	—	—	—
As reported	$292.1	$283.0	118.4	121.2
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	$120.9	$100.7	17,917	15,922
Impact of acquisitions/dispositions	—	(4.3)	—	(392)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(1.0)	—	—	—
As reported	$119.9	$96.4	17,917	15,529
TOLLS - TAGS
Pro forma and macro adjusted	$97.4	$88.9	5.4	5.0
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(14.5)	—	—	—
As reported	$83.0	$88.9	5.4	5.0
LODGING - ROOM NIGHTS
Pro forma and macro adjusted	$57.0	$54.2	5.9	6.2
Impact of acquisitions/dispositions	—	(12.4)	—	(2.2)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$57.0	$41.8	5.9	4.0
GIFT - TRANSACTIONS
Pro forma and macro adjusted	$42.4	$48.4	281.9	330.8
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$42.4	$48.4	281.9	330.8
OTHER[1] - TRANSACTIONS
Pro forma and macro adjusted	$68.4	$68.7	12.0	14.4
Impact of acquisitions/dispositions	—	(5.3)	—	(2.0)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(1.7)	—	—	—
As reported	$66.7	$63.4	12.0	12.4

FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted	$666.8	$636.2	Intentionally Left Blank
Impact of acquisitions/dispositions	—	(14.4)
Impact of fuel prices/spread	15.4	—
Impact of foreign exchange rates	(21.1)	—
As reported	$661.1	$621.8

* Columns may not calculate due to rounding.
[1]Other includes telematics, maintenance, food, transportation and payroll card related businesses.